Exhibit 4.39

CONTRATO DE OTORGAMIENTO DE UN DERECHO DE TANTEO SOBRE CIERTOS ACTIVOS TITULARIDAD DE FERROSOLAR OPCO GROUP, S.L.

celebrado entre

FERROSOLAR OPCO GROUP, S.L.U.

(el "Concedente" u “OpCo”)

Y

AURINKA PHOTOVOLTAIC GROUP, S.L.

(el "Optante" o “Aurinka”)

En Madrid, a 11 de julio de 2019

Índice

Cláusula		Página
1.	Objeto	5
2.	Duración	5
3.	Precio	6
4.	Ejercicio del Derecho de Tanteo y transmisión de las Participaciones a favor del Optante	6
5.	Condiciones suspensivas y extinción del Derecho de Tanteo	8
6.	Resolución del Contrato	8
7.	Confidencialidad	9
8.	Notificaciones	9
9.	Gastos e impuestos	10
10.	Miscelánea	10
11.	Cesión	11
12.	Ley aplicable y jurisdicción	12
Listado de Anexos		14
Anexo 1 –	Identificación de las Participaciones y títulos de propiedad	15
Anexo 2 –	Borrador de la notificación comunicando el ejercicio del Derecho de Tanteo	16

CONTRATO DE OTORGAMIENTO DE UN DERECHO DE TANTEO SOBRE CIERTOS ACTIVOS TITULARIDAD DE FERROSOLAR OPCO GROUP, S.L.U.

En Madrid, a 11 de julio de 2019.

REUNIDOS

DE UNA PARTE

(1)

Dña. Clara Cerdán Molina, mayor de edad, de nacionalidad española, Abogado, con D.N.I nº 48498082-Y, en vigor, y domicilio a estos efectos en Paseo de la Castellana, nº 259-D- Torre Espacio, planta 49, 28046, Madrid.

Interviene en nombre y representación de la sociedad Ferrosolar OpCo Group, S.L.,  domiciliada en Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid, constituida por tiempo indefinido mediante escritura otorgada ante el notario de Madrid, D. Antonio de la Esperanza Rodríguez, el día 31 de mayo de 2016, bajo el número 2.079 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 34796, folio 167, hoja M-625889, y con Código de Identificación Fiscal B-87576567 (en adelante, indistintamente denominada el “Concedente” u “OpCo”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de apoderado, en virtud de poder otorgado a su favor por dicha sociedad, el cual ha sido elevado a público en el día de hoy, mediante escritura otorgada ante el Notario de Madrid, D. Ignacio Manrique Plaza.

Y DE OTRA PARTE

(2)

D. Benjamín Llaneza Caruana, de nacionalidad española, mayor de edad, casado, con domicilio profesional en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, y con Documento Nacional de Identidad número 50446574-F, en vigor.

  Interviene en nombre y representación de la sociedad Aurinka Photovoltaic Group, S.L., domiciliada en Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid, constituida por tiempo indefinido mediante escritura pública otorgada ante el notario de Guadarrama, D. Agustín Diego Isasa, el día 9 de noviembre de 2.010, bajo el número 1.615 de orden de su protocolo, inscrita en el Registro Mercantil de Madrid al tomo 28.345, folio 156, hoja M-510497, y con Código de Identificación Fiscal B-86070547 (“Optante” o “Aurinka”). Ostenta dicha representación, que asegura vigente, en virtud de su cargo de Administrador Único de la misma, en virtud de escritura de constitución antes mencionada.

En adelante, el Concedente y el Optante serán conjuntamente denominados las “Partes” y cada una de ellas individualmente una “Parte”.

Las Partes declaran tener capacidad legal suficiente para celebrar este contrato, por lo que

EXPONEN

(A)	Que el Concedente es titular de los activos que se detallan en el Anexo 1 al presente contrato (en adelante, los "Activos").
(B)

Que, con fecha 20 de diciembre de 2016, Grupo FerroAtlántica, S.A.U., Silicio Ferrosolar, S.L.U., FerroAtlántica, S.A.U., Blue Power Corporation, S.L. y Aurinka suscribieron un acuerdo de Joint Venture, el cual fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 3.539 de su protocolo, y posteriormente fue novado mediante acuerdo suscrito entre las Partes de fecha 24 de febrero de 2017, que fue elevado a público ese mismo día, ante el notario de Madrid, D. Ignacio Manrique Plaza, con el número 524 de su protocolo (en adelante, el acuerdo de Joint Venture según resulta tras la novación del mismo, será denominado el “JVA”).

(C)

Que Grupo FerroAtlántica, S.A.U., Silicio Ferrosolar, S.L.U., FerroAtlántica, S.A.U., Blue Power Corporation, S.L. y Aurinka han suscrito, en el día de hoy, un contrato-marco de transacción, de resolución del JVA y demás acuerdos derivados del mismo y asunción de compromisos complementarios (en adelante, el “Contrato de Transacción”).

(D)

Que, como consecuencia de la decisión de resolver y extinguir el JVA, en virtud de lo dispuesto en la Cláusula 2 del Contrato de Transacción, las Partes llevarán a cabo una serie de actuaciones en unidad de acto, entre las que se encuentra el otorgamiento de un derecho de tanteo sobre los Activos a favor del Optante.

(E)

Que, asimismo, está previsto que en el día de hoy la sociedad Silicio FerroSolar, S.L.U. (“SFS”) otorgue a favor del Optante un derecho de tanteo sobre la totalidad de las participaciones sociales de Ferrosolar R&D, S.L. de las que SFS es titular (el “Derecho de Tanteo sobre las Participaciones de R&DCo”).

(F)	Que el Concedente está interesado en otorgar al Optante un derecho de adquisición preferente o de tanteo sobre los elementos que conforman los Activos para el caso de que el Concedente:
a)

reciba una oferta firme e irrevocable y por escrito de adquisición de la totalidad de los Activos de un tercero distinto de una sociedad perteneciente a su mismo grupo de sociedades (entendiendo como grupo de sociedades lo dispuesto en el artículo 42 del Código de Comercio (el “Grupo”)). Dicho tercero, en adelante, será denominado el “Tercero”; y

b)	se proponga proceder a transmitir los Activos a dicho Tercero,

(en adelante, el “Derecho de Tanteo”).

(G)

Que Grupo FerroAtlántica, S.A.U. (“Grupo FAT”), como accionista único, está actualmente llevando a cabo un proceso de reorganización societaria y empresarial en su filial FerroAtlántica, S.A.U.(“FAT”), con el objeto de promover y facilitar la gestión separada e independiente de cada una de las ramas de negocio. En este contexto, el pasado 2 de abril de 2019, se firmó ante notario la escisión parcial sin extinción de FAT mediante la transmisión en bloque y por sucesión universal de su rama financiera del negocio, consistente en la tenencia de participaciones, acciones y/o cuotas sociales que confieren la mayoría del capital social en otras sociedades, a favor de FerroAtlántica Participaciones, S.L.U. (la “Sociedad Beneficiaria”), recibiendo el accionista único, esto es Grupo FAT, la totalidad de las participaciones sociales en que se divide el capital social de la Sociedad Beneficiaria. La transmisión en bloque que se traspasa a la Sociedad Beneficiaria incluye, entre otras, las participaciones sociales de OpCo que antes de la ejecución de la escisión financiera eran propiedad de FAT. Por tanto, dado que con fecha 28 de junio de 2019 se inscribió la referida escisión y la Sociedad Beneficiaria quedó efectivamente constituida, a día de hoy es la Sociedad Beneficiaria la titular de todas las participaciones sociales de OpCo trasmitidas en virtud de dicha escisión.

En  virtud de lo anterior, las Partes, reconociéndose mutuamente capacidad para ello, acuerdan suscribir el presente contrato que regule el otorgamiento del Derecho de Tanteo a favor del Optante (en adelante, el “Contrato”),  con sujeción a las siguientes

CLÁUSULAS

1	Objeto

En virtud del presente Contrato, el Concedente otorga al Optante el Derecho de Tanteo, que el Optante acepta.

A efectos meramente aclaratorios, se hace constar que el Derecho de Tanteo no será de aplicación en el supuesto de que los Activos, de forma individual o conjunta, vayan a ser transmitidos o se transmitan a una sociedad perteneciente al Grupo del Concedente. Asimismo, en caso de que el Concedente transmita los Activos a una sociedad de su Grupo, la misma deberá subrogarse en la posición contractual del Concedente bajo el presente Contrato con carácter simultáneo a dicha transmisión.

2	Duración

El Derecho de Tanteo estará en vigor desde el día de hoy y hasta el 30 de diciembre de 2020, inclusive.

3	Precio
3.1	Precio del Derecho de Tanteo

El Derecho de Tanteo se otorga con carácter gratuito.

3.2	Precio de transmisión de los Activos en caso de ejercitarse el Derecho de Tanteo y demás condiciones esenciales de la venta

El precio total de adquisición de los Activos y los restantes términos esenciales de la transmisión de los mismos, en caso de ejercitarse el Derecho de Tanteo, serán los que se indiquen en la oferta de adquisición recibida del Tercero.

3.3	Impuestos

El precio establecido en la presente Cláusula no incluye los impuestos indirectos que según la legislación fueren aplicables, que deberán ser abonados por las Partes según establezca la legislación vigente en el momento del ejercicio del Derecho de Tanteo.

4	Ejercicio del Derecho de Tanteo y transmisión de los Activos a favor del Optante
4.1	Ejercicio del Derecho de Tanteo
4.1.1	Supuesto en el que el Concedente reciba de un Tercero una oferta de adquisición de todos los Activos exclusivamente

En caso de que el Concedente reciba de un Tercero una oferta firme, irrevocable y por escrito de adquisición de todos los elementos que conforman los Activos (la “Oferta”) y el Concedente estuviese dispuesto a aceptarla, el Optante dispondrá del Derecho de Tanteo respecto de los Activos, para lo cual el Concedente se obliga expresamente a comunicar por escrito al Optante su pretensión de transmitir todos los Activos, así como las condiciones de dicha transmisión contenidas en la Oferta,  dentro de los diez (10) días naturales siguientes a la recepción de la misma.

Tras dicha comunicación, el Optante dispondrá de un plazo de veinte  (20) días naturales para ejercer el Derecho de Tanteo en términos no menos favorables que los comunicados al Optante en la Oferta. Si el Optante no ejercitase el Derecho de Tanteo dentro del plazo señalado anteriormente, se entenderá que renuncia al mismo y, en consecuencia, al Derecho de Tanteo. Para el ejercicio del Derecho de Tanteo, el Optante deberá notificar al Concedente el ejercicio de dicho derecho mediante el envío de una comunicación sustancialmente idéntica al borrador de notificación que se adjunta al presente Contrato como Anexo 2, en la forma establecida en la Cláusula 8 siguiente.

4.1.2

Supuesto en el que el Concedente reciba de un Tercero una oferta de adquisición de todos los Activos y SFS reciba del Tercero una oferta de adquisición de las participaciones de Ferrosolar R&D, S.L. de las que sea titular

En este caso, el ejercicio por parte del Optante del Derecho de Tanteo y la consiguiente transmisión a su favor de los Activos quedan condicionados al ejercicio de forma simultánea por parte del Optante del Derecho de Tanteo sobre las Participaciones de R&DCo. En todo lo demás, será de aplicación lo previsto en la Cláusula 4.1.1 anterior y en este Contrato en relación con el ejercicio del Derecho de Tanteo y, en relación con el ejercicio del Derecho de Tanteo sobre las Participaciones de R&DCo, será de aplicación lo previsto en el contrato que regule el otorgamiento de dicho derecho.

4.2	Transmisión de los Activos a favor del Optante
4.2.1

Ejercitado el Derecho de Tanteo y, en caso de ser de aplicación,  el Derecho de Tanteo sobre las Participaciones de R&DCo,  el Concedente se obliga a comparecer en la notaría de Madrid capital que al efecto designe el Optante, el día y a la hora que indique en la notificación por la que le informe del ejercicio de su derecho (la “Notificación”),  que no podrá ser anterior a los veinte (20) días naturales siguientes a la fecha en que el Concedente reciba la Notificación, ni posterior a los treinta  (30) días naturales siguientes a la fecha de recepción de la Notificación por parte del Concedente,  debiendo formalizarse el contrato de compraventa de los Activos y, en su caso, de las participaciones sociales de Ferrosolar R&D, S.L. titularidad de SFS de forma simultánea y ante notario dentro del plazo señalado anteriormente. Los Activos se transmitirán como cuerpo cierto, en el estado en el que se encuentren en el momento de su transmisión al Optante, y el Concedente no dará ningún tipo de garantías en relación con el estado, mantenimiento y funcionamiento de los mismos, a excepción de las garantías relativas a la titularidad de los Activos por parte del Concedente.

4.2.2

Una vez recibida la Notificación por el Concedente, el Optante deberá desmantelar, retirar y trasladar de su ubicación actual todos los Activos, no más tarde de la primera de las siguientes fechas: (i) noventa (90) días naturales a contar desde la fecha de recepción de la Notificación por parte del Concedente; o (ii) el 30 de diciembre de 2020. En caso de que el Concedente recibiera la Notificación entre el 2 de diciembre de 2020 y el 30 de diciembre de 2020, inclusive, el plazo para desmantelar, retirar y trasladar de su ubicación actual todos los Activos sobre los que hubiese ejercitado su Derecho de Tanteo identificados en dicha Notificación será de noventa (90) días naturales a contar desde la fecha de recepción de la referida Notificación por parte del Concedente.

4.2.3

El precio de la transmisión de los Activos deberá abonarse mediante transferencia bancaria en el momento en que los mismos sean transmitidos, sin retención de cantidad alguna por ningún concepto, a salvo de aquéllas que deban practicarse en aplicación de la normativa en vigor.

4.2.4

En caso de que, una vez ejercitado el Derecho de Tanteo por parte del Optante sobre todos los Activos, no se verificase la transmisión de los Activos y/o, en su caso, de las participaciones sociales de Ferrosolar R&D, S.L. titularidad de SFS por cualquier causa no imputable al Optante, el presente Contrato seguirá en vigor hasta el 30 de diciembre de 2020, inclusive.

4.2.5

En caso de que, una vez ejercitado el Derecho de Tanteo por parte del Optante sobre todos los Activos, no se verificase la transmisión de los mismos y/o, en su caso, de las participaciones sociales de Ferrosolar R&D, S.L. titularidad de SFS por cualquier causa imputable al Optante o en caso de que el Optante no abonase el precio de compraventa de los Activos, será de aplicación lo previsto en las Cláusulas 5.1 y  6a) siguientes, sin perjuicio de la responsabilidad en que el Optante hubiese incurrido y de su obligación de abonar al Concedente los daños y perjuicios que éste hubiese sufrido a consecuencia de ello.
4.2.6

El Optante será responsable del riesgo y ventura de los Activos sobre los que hubiera ejercitado su Derecho de Tanteo desde el momento en que el Concedente reciba la Notificación correspondiente a los mismos, exonerando expresa e íntegramente al Concedente de cualquier obligación de custodia, conservación, mantenimiento y de cualquier responsabilidad derivada de ello en relación con los Activos. Asimismo, en el marco de las actuaciones a llevar a cabo por el Optante o sus contratistas y subcontratistas en relación con el desmantelamiento, desalojo y traslado de los Activos sobre los que hubiera ejercido su Derecho de Tanteo, el Optante será plenamente responsable frente al Concedente de cualquier daño, perjuicio o menoscabo que pudiera causar a la planta de Puertollano, a cualquiera de los elementos integrantes de la misma y/o a cualquiera de los equipos e instalaciones ubicados en dicha planta, debiendo indemnizar al Concedente en el plazo de treinta (30) días a contar desde aquél en que el Concedente le notifique la existencia del daño, perjuicio o menoscabo sufrido.

4.2.7

Cualesquiera costes, gastos,  trámites legales o administrativos que deban realizarse a los efectos de modificar la titularidad de los Activos tras la transmisión de los mismos al Optante, incluidos aquéllos en que pueda incurrir el Concedente, serán por cuenta y a cargo del Optante, comprometiéndose el Concedente a colaborar de buena fe con el Optante en la realización de las actuaciones que razonablemente éste le solicite.

5	Condición suspensiva y extinción del Derecho de Tanteo
5.1	Condiciones suspensivas

La validez, efectividad, entrada en vigor y perfeccionamiento de la transmisión de los Activos a favor del Optante queda condicionada de manera expresa al abono efectivo por parte del Optante al Concedente del precio de adquisición de los mismos dentro de los treinta  (30) días naturales siguientes a la fecha de recepción de la Notificación por parte del Concedente.

En virtud de lo expuesto en el párrafo anterior, en tanto el precio de adquisición de los Activos no sea íntegramente satisfecho al Concedente, la transmisión de los Activos que corresponda quedará en suspenso, no desplegará sus efectos ni se entenderá, por tanto, perfeccionada la compraventa de los mismos, permaneciendo dichos Activos en propiedad del Concedente.

Si, llegado el 31 de diciembre de 2020, no se hubiese cumplido la condición suspensiva señalada anteriormente, el Derecho de Tanteo quedará extinguido automáticamente y la transmisión de los Activos a favor del Optante no se entenderá perfeccionada, sin necesidad de que ninguna de las Partes realice comunicación alguna a la otra Parte.

5.2	Extinción del Derecho de Tanteo

El Derecho de Tanteo quedará automáticamente extinguido llegado el 31 de diciembre de 2020.

Asimismo, si  el Optante no hiciera uso de su Derecho de Tanteo y cualquiera de los elementos que conforman los Activos fuese transmitido a un Tercero, el Derecho de Tanteo quedará automáticamente extinguido.

6	Resolución del Contrato

El Contrato podrá resolverse por las siguientes causas:

a)

En relación con alguna de las Partes, cuando medie incumplimiento grave de las obligaciones de dicha Parte, incluido el supuesto previsto en la Cláusula 4.2.5 anterior, sin perjuicio de la facultad de la Parte cumplidora de optar entre exigir el cumplimiento o la resolución del Contrato, con el resarcimiento de daños y abono de intereses en ambos casos. La Parte cumplidora también podrán pedir la resolución, aun después de haber optado por el cumplimiento, cuando éste resulte imposible.

b)	Por acuerdo unánime de las Partes por escrito.
7	Confidencialidad

Salvo exigencia legal en contrario, las Partes conservarán en la más estricta confidencialidad la existencia y los términos del presente Contrato y no utilizarán o expondrán su contenido en relación con ninguna otra finalidad distinta de la formalización entre las Partes y ejecución del Derecho de Tanteo.

Lo anteriormente indicado respecto de las Partes no será de aplicación en el supuesto en que concurra alguna de las siguientes circunstancias:

(a)	cuando la revelación de la información confidencial venga exigida por ley, por una Administración Pública o una autoridad judicial en el cumplimiento de sus funciones o por la normativa aplicable;
(b)	cuando la información sea de carácter notorio o de conocimiento público (por causa distinta a un incumplimiento de lo aquí dispuesto); o
(c)	en el supuesto en que alguna de las Partes deba dar a conocer la información confidencial para dar cumplimiento a las obligaciones asumidas en el presente Contrato.
8	Notificaciones

Cualesquiera notificaciones y comunicaciones que deban realizarse las Partes entre sí en relación con el presente Contrato se considerarán debidamente efectuadas si (i) se realizan por escrito; (ii) han sido remitidas por correo certificado con acuse de recibo, burofax o cualquier otro medio escrito que acredite su recepción, siempre que se remitan a las direcciones postales de cada una de las Partes que se indican a continuación:

Para Aurinka Photovoltaic Group, S.L.

A/A:	D. Benjamín Llaneza Caruana
Dirección: E-mail:	E-mail:Calle Marie Curie, 19, Edificio Autocampo II, oficina 2-2, 28521 – Rivas Vaciamadrid, Madrid bllaneza@aurinkapv.com

Para Ferrosolar OpCo Group, S.L.

A/A:	D. Pedro Larrea Paguaga
Dirección: E-mail:	Torre Espacio, Paseo de la Castellana, 259-D, Planta 49, 28046 - Madrid pedro.larrea@ferroglobe.com
9	Gastos e impuestos

Cada una de las Partes asumirá los gastos en que hubiera incurrido derivados de la suscripción y formalización en escritura pública de este Contrato y los impuestos que sean de aplicación serán sufragados por la Parte que solicite dicha formalización en escritura pública.

10	Miscelánea
10.1	Protección de Datos Personales

Los datos de carácter personal facilitados por las Partes al amparo del Contrato serán incorporados a uno o varios ficheros de datos de carácter personal. Las personas cuyos datos aparezcan en los citados ficheros podrán hacer ejercicio de los derechos de acceso, rectificación, cancelación y oposición mediante solicitud escrita, firmada y dirigida a la otra Parte, a la dirección que este determine en las notificaciones que deban realizarse de acuerdo con lo establecido en el Contrato. Las Partes informarán a las diferentes personas físicas afectadas de la cesión de sus datos de carácter personal en los términos previstos en la Normativa de Protección de Datos Personales, con ocasión del envío de las notificaciones que deban realizar de conformidad con lo estipulado en el presente Contrato.

Una vez que los datos hayan sido obtenidos por alguna de las Partes, la misma será responsable del cumplimiento de las obligaciones legales relativas al tratamiento de dichos datos desde su propia base de datos y de conformidad con la Normativa de Protección de Datos Personales.

10.2	Formalización en documento público

Cualquiera de las Partes podrá solicitar que el presente Contrato se eleve a público ante el Notario que al efecto designe la Parte solicitante. Los gastos e impuestos derivados de la elevación a público del presente Contrato se satisfarán por la Parte solicitante.

10.3	Interpretación y modificación

Este Contrato constituye la totalidad del acuerdo alcanzado entre las Partes respecto del objeto del mismo, reemplazando y dejando sin efecto lo dispuesto en cualesquiera pactos anteriores entre las Partes en relación con la misma materia en tanto que sean contradictorios con lo aquí dispuesto.

Cualquier modificación de este Contrato habrá de realizarse por las Partes de mutuo acuerdo y formalizarse por escrito, cumpliendo, como mínimo, con las mismas formalidades con que se ha dotado a la suscripción del presente Contrato.

10.4	Renuncia

Cualquier renuncia de cualquiera de los derechos o facultades derivados del Contrato por cualquiera de las Partes deberá realizarse por escrito. La omisión por cualquiera de las Partes a exigir el estricto cumplimiento de cualquier término contractual en una o más ocasiones no podrá ser considerada en ningún caso como renuncia, ni privará a esa Parte del derecho a exigir el estricto cumplimiento de la/s obligación/es contractual/es a posteriori.

10.5	Nulidad

La invalidez, ilegalidad o inejecutabilidad total o parcial de cualquiera de las Cláusulas de este Contrato no afectará o impedirá la vigencia y validez de aquella parte de la misma que no sea inválida, ilegal o inejecutable o de las restantes que permanecerán con plena validez y eficacia. No obstante lo anterior, la Cláusula o Cláusulas inválidas o inejecutables serán interpretadas y cumplidas (en la medida posible) de acuerdo con la intención inicial de las Partes.

10.6	Computo de plazos

Salvo cuando expresamente se estableciera lo contrario en este Contrato: (i) los plazos expresados en “días” se refieren a días naturales, contados a partir del día natural inmediatamente siguiente al del inicio del cómputo, inclusive, hasta el último día natural del plazo, inclusive; (ii) los plazos expresados en “días hábiles” se refieren a días hábiles en la ciudad de Madrid. En este sentido, no computarán aquellos días que no fueran hábiles conforme al calendario de Madrid; y, (iii) los plazos expresados en meses o años se contarán de fecha a fecha desde el día de inicio del cómputo hasta el mismo día del último del plazo (ambos incluidos), salvo que en el último mes o año del plazo no existiese tal fecha, en cuyo caso el plazo terminará el día inmediatamente anterior.

11	Cesión

Las Partes acuerdan que ambas podrán ceder libremente su posición contractual, así como la totalidad o parte de sus derechos y/u obligaciones asumidos en virtud del presente Contrato, sin modificación ni excepción de clase alguna, única y exclusivamente a cualquier sociedad que forme parte de su Grupo, mediante notificación a la otra Parte realizada de conformidad con lo establecido en la Cláusula 8.

Las Partes acuerdan que no será necesario un contrato por separado para la formalización de la cesión descrita en el apartado anterior y que la misma no requerirá, para su operatividad, acciones posteriores ni la ejecución de ningún otro documento ni autorización de cualquier clase.

12	Ley aplicable y jurisdicción
12.1	Ley aplicable

El presente Contrato se regirá e interpretará de conformidad con lo dispuesto por la ley española común.

12.2	Jurisdicción

Las Partes se someten expresamente a los Juzgados y Tribunales de la ciudad de Madrid (Capital) para dirimir cualquier litigio que se derive de la interpretación y ejecución de este Contrato.

[Sigue Hoja de Firmas]

Y PARA QUE CONSTE Y EN PRUEBA DE CONFORMIDAD, las Partes firman este Contrato por duplicado, a un solo efecto, en el lugar y en la fecha indicados en el encabezamiento, visando cada página.

Aurinka Photovoltaic Group, S.L.Ferrosolar OpCo Group, S.L.U.

Listado de Anexos

Anexo 1:	Listado de Activos
Anexo 2:	Borrador de la notificación comunicando el ejercicio del Derecho de Tanteo

Anexo 1 – Listado de Activos

Dado que ambas partes conjuntamente han gestionado los pedidos y facturas mediante los cuales se han adquirido los equipos de referencia, a fin de facilitar la descripción de todos ellos, se listan los pedidos efectuados y las facturas recibidas a la fecha (las siglas n.a. significan no aplica, al no haberse recibido factura alguna de dicho pedido a la fecha)

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
HORNOS DE INDUCCIÓN	180104	5121
5201/131813
5203
5209
5215
5217
	180106	066/18
	180120	18/04/2660
18/11/2682
19/05/5991
	180166	F-18-0291
	180171	5172/130592
	180173	282/18
325/18
398/18
001/19
002/19
003/19
	180193	5202/131184
5204
5210
5216
5218
	180213	357/18
	180223	n.a.
	180238	n.a.
	180256	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
HORNOS DE VACÍO	180103	118116
		118311
	180107	3016144137
		3016160054
	180112	3016181582
		3016239932
	180112-1	FZ-8002
		FZ-8103
	180114	1-FA-30.200
	180116	3016181583
	180117	180897
	180121	026/18
	180123	1-FA-30.201
	180124	180030/2
	180125	180925
	180126	A/146879
	180126-1	S2 695132
		S2 694854
	180127	000206/18
	180128	FV2018C10002238
		2018C10002635
		2018C10002956
	180129	3016221485
		3016242024
		3016239933
		3016299753
		3016257000
	180130	61335932
		61337261
	180132	0037/18
	180136	S2 697915
		S2 697938
		S2 697991
	180137	A18092
	180138	25917
	180142	S246
	180143	S2 706212
	180144	FZ-8211
	180145	118312
		118613

180146	046/18
180147	0/2018/1888
180148	181718
180148-1	S2 711044
S2 711045
180165-1	S331
180168	TP-18-001
TP-18-002
180172	180850
180176	2019/0085
180177	181632
180178	184214
180180	144665
180183 (OPCO)	S799
180186 (OPCO)	145/18
180188	3019099203
180197	318079
180203	296119634
180206	318106
180208	318107
180210	118636
180212	S2 757693
180213-1	P18156
180215-1	2391
180220	FV0252-18
180222	P18167
180224	n.a.
180226-rev1	135/18
180227	FV0251-18
180230-1	S584
180231	20180453
180231-1	FZ-8754
180236	91FVR18-289
180237	P18189
180239	3016463302
3016468578
3016469235
3016484371
180240 - rev1	19 4
180241	201800059
180242	91FVR18-382
180245	P18215

180246-1	T60
180252	133/18
180253	n.a.
180255	FV-000080899
FV-000091888
180257	18000216
18000217
18000218

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
MACHAQUEO Y MOLIENDA	170198	3/FA/2/2017
		3/FA/1/2017
		3/FA/3/2017
		3/FA/4/2017
	171200	20173022
		20184004
	171201	20183000
	171202	20183023
	180131	201830006
		201830006
		201830006
		20193000
		20193002
	180156	1/SI0010/2018
		1/SI0021/2018
		1/SI0029/2018
	180157	1/SI0011/2018
		1/SI0020/2018
		1/SI0030/2018
		1/SI0034/2018
	180229	n.a.
	180232	20193001
	180232	20193003
	180249	177/2018
	180250	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
SILOS Y COMPOSICIÓN DE CARGA	180102	13/2018
47/2018
	180108	A/123
	180113	1/SI0013/2018
	180133	65/2018
105/2018
126/2018
129/2018
01/2019
	180134	66/2018
106/2018
127/2018
130/2018
02/2019
	180154	A/406
A/749
	180163	1/SI0005/2018
1/SI0015/2018
1/SI0024/2018
	180164	1/SI0004/2018
1/SI0014/2018
1/SI0023/2018
1/SI0032/2018

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
AUTOMATIZACIÓN	180100	1/SI 0001/2018
1/SI 0002/2018
1/SI 0003/2018
1/SI0033/2018
	180158	1/SI0006/2018
1/SI0019/2018
1/SI0025/2018
	180159	1/SI0007/2018
1/SI0018/2018
1/SI0026/2018
	180160	1/SI0008/2018
1/SI0022/2018
1/SI0027/2018
	180161	1/SI0009/2017
1/SI0017/2018
1/SI0028/2018
	180162	1/SI0012/2017
1/SI0016/2018
1/SI0031/2018
	180233	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
SUMINISTRO ELÉCTRICO	180151	58481083
		58481106
	180182	18000128
		18000138
		18000163
		18000170
		18000175
		18000201
		18000220
		18000252
		18000253
	180191	58481082
		58481107
		58481109
		58481094

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
SISTEMA DE ASPIRACIÓN	180122	18720009
		18720097
		18720147
		18720225
	180169	18720251
	180192	36193
		36412
		36625
	180204	18720252

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
REFRIGERACIÓN	180199	99548827
	180244	F-18-0580
		F-18-0652

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
LIXIVIACIÓN	180115	2018F0010
		2018F0033
	180149	TR18-0090
		TR18-0106
		TR18-0199
	180152	A/404
		A/832
	180153	A/405
	180167	20180228
		20180311
		20180312
	180194	20180339
		20180457
	180234	VFR18-011057
	180253-1	11180005
	180254	n.a.

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
LABORATORIO	180140	218-GC-SVX-65
	180141	D17447
	180150	18/1642
	180174	9100045270
	180175	FV-028594
	180184	n.a.
	180187	10085
	180139/ 190102 (OPCO)	195208048

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
OTROS EQUIPOS	180155	A/357
	180165	CLM0048019F00001
	180170	FA2018169
FW2018232
FA2018 278
FA2019 183
FA2019 182
FA2019 128
FA2019 126
	180179	No hay
	180183	20180285
	180185	2018F0041
2018F0053
62
000069
	180186	24974
25268
	180195	18000890/1
18001092/1
	180200	20180351
	180209	F18_11_04a
	180217	n.a.
	180218	n.a.
	180219	F18_09_02
FA18_10_10
	180221	2018/1-000471
	180235	25177
25268
	180247	F18_11_18
	180248	F18_11_19

CONCEPTO	NÚMERO DE PEDIDO	REFERENCIA DE FACTURA
EDIFICACIÓN	170199	FV17/0315
FV17/0357
FV18/0009
FV18/0050
FV18/0227
	170199B	FV18/0010
FV18/0051
FV18/0228
	180101	FV18/0052
FV18/0138
	180101/180110	FV18/0294
	180109	FV18/0113
	180110	FV18/0137
	180111	n.a.
	180118	FV18/0139
FV18/0173
FV18/0215
FV18/0253
FV18/0289
FV18/0337
FV18/0360
FV18/0400
FV18/0436
FV19/0015
	180119	CCR-18/3
	180189	FV18/0240
	180196	4320018A00835
4320019A00279
	180205	FV18/0313
	180207	FV18/0314
	180211	FV19/0005
	180214	FV18/0315
	180216	1F13III0001
1F13JAE00001
1F13JCL00001
	180243	4320019S0127
4320019S02630
	180246	F-18-0581
F-18-0653
	180251	FV18/0431

FV18/0435
FV19/0016
180258	18000219

Anexo 2  – Borrador de la notificación comunicando el ejercicio del Derecho de Tanteo

[Razón social del destinatario]

[Nombre del representante del destinatario]

[Dirección]

Referencia: Contrato de otorgamiento de Derecho de Tanteo, de fecha [*], suscrito entre Aurinka Photovoltaic Group, S.L. y Ferrosolar OpCo Group, S.LU.. (el “Acuerdo”) – Comunicación ejercicio del Derecho de Tanteo sobre los Activos

Estimado Sr. [*]

Me dirijo a usted en referencia al Acuerdo.

De acuerdo con los términos de la Cláusula [*] del Acuerdo, por la presente le notifico el ejercicio del Derecho de Tanteo sobre los Activos y le convoco para acudir el día [*] en la notaría de D. [*], sita en [*], a las [*] horas.

Por la presente solicito que Ferrosolar OpCo Group, S.L.U. proceda a adoptar y llevar a cabo cuantas medidas y acciones sean necesarias para cumplir con las reglas de transmisión de los Activos sean de aplicación.

Cualquier término que aparezca en mayúsculas en la presente comunicación y que no esté expresamente definido en la misma tendrá el significado que se le atribuye en el Acuerdo.

Reciba un cordial saludo,

_____________________

D. [*]